30 March 2015

GasLog Ltd. Clarendon House 2 Church Street Hamilton, HM 11 Bermuda	Matter No.: 344706 Doc Ref: Legal – 9575023 441 299-4926 victor.richards@conyersdill.com

Dear Sirs,

Re: GasLog Ltd. (the “Company”)

We have acted as special counsel in Bermuda to the Company in connection with an offering to be made pursuant to the prospectus (including the prospectus supplement, dated 30 March 2015 in the form filed pursuant to Rule 424(b), the “Prospectus”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) included in the registration statement on Form F-3 (Registration No. 333-188817) which was declared effective on 7 August 2013 (the “Registration Statement”, which term does not include any other instrument or agreement whether or not specifically referred to) filed with the U.S. Securities and Exchange Commission (the “Commission”), as amended, relating to the registration under the U.S. Securities Act of 1933, as amended, of an aggregate of 4,000,000 preference shares, par value US$0.01 each together with an additional 600,000 preference shares, par value US$0.01 each subject to an option granted to the Underwriters (as defined in the Prospectus) by the Company pursuant to the Underwriting Agreement (as defined in the Prospectus) (together, the “Preference Shares”).

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 30 March 2015, an excerpt of minutes of a meeting of its directors held on 25 March 2015 and minutes of a meeting of the pricing committee of the board of directors held on 30 March 2015, each certified by the

General Counsel of the Company on 30 March 2015 (the “Resolutions”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, and (d) that upon issue of any shares the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Preference Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	When issued and paid for as contemplated by the Registration Statement, the Preference Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman Limited

Conyers Dill & Pearman Limited